Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Independent Bank 401(k) Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statement (No. 333-198483) on Form S-8 of Independent Bank Group, Inc. of our report dated June 29, 2015, relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 11-K of Independent Bank 401(k) Profit Sharing Plan for the year ended December 31, 2013.

/s/ Hein & Associates LLP

Dallas, Texas
June 29, 2015